Exhibit 2.2


                              AMENDMENT NO. 2
                                     TO
                 AGREEMENT FOR EXCHANGE OF CORPORATE STOCK


    This Amendment No. 2 (the "Amendment") to the Agreement for Exchange of Corporate Stock dated August 31, 2001 (the "Agreement"), as amended by Amendment No. 1 dated September 13, 2001 ("Amendment No. 1"), is entered into effective as of the 7th day of November, 2001 by and among Whitemark Homes, Inc., a Colorado corporation (the "Buyer"), Mike Adkinson, Wayne Adkinson and Chad Adkinson (each a "Seller" and collectively the "Sellers"), each of the newly formed first-tier wholly owned subsidiaries of Buyer set forth on the signature pages hereto under the caption "Merger Subs" (each a "Merger Sub" and collectively the "Merger Subs"), and each of the corporations directly owned by the Sellers and set forth on the signature pages hereto under the caption "Target Corps" (each a "Target Corp" and collectively the "Target Corps").

                                  RECITALS

    WHEREAS, Buyer and Sellers entered into the Agreement on August 31, 2001 which generally provided for the acquisition by Buyer of North Florida Consulting, Inc., a Florida corporation, and certain other corporations related thereto or affiliated therewith (collectively referred to in the Agreement as the "Corporation") as set forth on Exhibit A to the Agreement, in exchange for the issuance to Sellers of shares of common stock of the Buyer;

    WHEREAS, the Agreement was amended by Amendment No. 1 to extend the dates for mutual exchange by the parties of the exhibits to the Agreement;

    WHEREAS, for federal income tax purposes Buyer and Sellers intend for the acquisition to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and Buyer, Merger Subs, Sellers and Target Corps intend, by approving resolutions authorizing the Agreement, as amended, to adopt the Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder;

    WHEREAS, Buyer, Sellers, each Merger Sub and each Target Corp intend for this Agreement, as amended, to constitute an agreement and plan of merger with respect to each Merger Sub and each Target Corp whereby individual Merger Subs shall be merged with and into individual Target Corps as set forth herein, and each Merger Sub and each Target Corp shall become a party to the Agreement, as amended;

    WHEREAS, capitalized terms used but not defined in this Amendment shall have the meanings previously given them in the Agreement, and references to sections herein shall pertain to the corresponding sections of the Agreement.

    NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                 AGREEMENT

    1.  Amendments to the Agreement:

        (a) Section 3 of the Agreement is hereby amended and restated in its entirety to provide as follows:

            3.  The Mergers.

                (a) Subject to the terms and conditions herein set forth in this Agreement, and in accordance with the Florida Business Corporation Act, there shall occur the following separate mergers (each a separate "Merger" and collectively referred to herein as the "Mergers") whereby each Merger Sub set forth below shall be merged with and into the respective Target Corp set forth opposite the respective Merger Sub's name, with each Merger to be deemed to occur at the Effective Time (as defined below) for such Merger:

      Merger Sub:              Merger Direction:         Target Corp:
--------------------------    -------------------   ------------------------
Whitemark/LPG Acquisition     merge with and into   LPG Inc.
Corporation

Whitemark/Panhandle           merge with and into   Panhandle Development Inc.
Acquisition Corporation

Whitemark/Emerald             merge with and into   Emerald Beach Corporation
Acquisition Corporation

Whitemark/NFC                 merge with and into   North Florida Consulting
Acquisition Corporation                             Inc.

Whitemark/Magnolia            merge with and into   Magnolia Landing
Acquisition Corporation                             Development Inc.

Whitemark/Sea Oats            merge with and into   Sea Oats Properties Inc.
Acquisition Corporation

Whitemark/Sunshine            merge with and into   Sunshine Development
Acquisition Corporation                             Group Inc.

Whitemark/Destin              merge with and into   Destin Parks Inc.
Acquisition Corporation

Whitemark/Torel               merge with and into   Torel Inc.
Acquisition Corporation

Whitemark/Alstar              merge with and into   Alstar Development
Acquisition Corporation                             Group Inc.


            Following each Merger, the separate corporate existence of the respective Merger Sub shall cease and the respective Target Corp shall continue as the surviving corporation (the "Surviving Corporation") of such Merger and shall succeed to and assume all the rights and obligations of the respective Merger Sub in accordance with the Florida Business Corporation Act.

                (b) Effective Time.  Promptly after the closing of this
            Agreement, the parties shall execute and file separate articles of merger ("Articles of Merger") with the Florida Department of State for each Merger and shall make all other filings or recordings required under the Florida Business Corporation Act for each Merger, with all Articles of Merger for all Mergers to be filed with the Florida Department of State on the same day. Each Merger shall become effective at such time as the Articles of Merger for such Merger are duly filed with the Florida Department of State (the time that each separate Merger becomes effective being hereinafter referred to as the "Effective Time") for such Merger.

                (c) Effects of Each Merger.  At and after the
            Effective Time for such Merger, each Merger shall have the effects as provided under the Florida Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the respective Target Corp and respective Merger Sub shall be vested in the respective Surviving Corporation, and all debts, liabilities, obligations and duties of the respective Target Corp and respective Merger Sub shall become the debts, liabilities, obligations and duties of the respective Surviving Corporation.

                (d) Articles of Incorporation for Each Surviving
            Corporation. The articles of incorporation of the Target Corp for each Merger as in effect at the Effective Time for such Merger shall be the articles of incorporation of the respective Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                (e) Bylaws for Each Surviving Corporation.  The bylaws of
            the Target Corp for each Merger as in effect at the Effective Time for such Merger shall be the bylaws of the respective Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                (f) Directors of Each Surviving Corporation. The directors of Target Corp for each Merger immediately prior to the Effective Time for such Merger shall be the directors of the respective Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (g) Officers of Each Surviving Corporation.  The officers of
            Target Corp for each Merger immediately prior to the Effective Time for such Merger shall be the officers of the respective Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (h) Effect on Capital Stock.  At the Effective Time for each
            Merger, by virtue of such Merger:

                    (i) Conversion of Stock of Target Corps. The total number of shares of the respective Target Corp's capital stock issued and outstanding immediately prior to the Effective Time for such Merger shall be automatically converted into the Sellers' right to receive a proportionate amount, based on the relative value of such Target Corp to all Target Corps, of the shares of common stock of the Buyer to be issued to Sellers as set forth in Section 5. No cash, property or assets of Buyer shall be used to pay, directly or indirectly, any debts or obligations, however evidenced, of any of the Target Corps to any of the Sellers nor shall Buyer assume or pay any of the liabilities of any of the Target Corps in a manner in which would permit the Target Corps to pay or satisfy any of such obligations to the Sellers; other than with respect to any indemnification by Buyer or Sellers as provided in this Agreement with respect to any payments by Sellers under their guarantee obligations for bona fide debts or obligations of Target Corps as disclosed or identified in the exhibits to this Agreement. At the Effective Time for each such Merger, all such shares of the capital stock of the respective Target Corp shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and the Sellers shall thereafter cease to have any rights with respect to such shares of capital stock of each Target Corp.

                    (ii) Capital Stock of Each Merger Sub. Each share of common stock of each Merger Sub issued and outstanding immediately prior to the Effective Time for the respective Merger of such Merger Sub with and into the respective Target Corp shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation, and thus each Surviving Corporation shall become a wholly owned subsidiary of the Buyer.

        (b) Section 4 of the Agreement is hereby amended and restated in its entirety to provide as follows:

            4.  Closing.

                (a) Closing Date.  Closing shall occur on or before November
            8, 2001.

                (b) Time and Place.  Closing shall occur at a time and place mutually agreeable to by the parties. In the absence of an agreement, the closing shall occur at the offices of the Sellers in Destin, Florida.

                (c) Closing Conditions and Securities Law Matters.  Buyer's
            obligation to close upon the terms of this Agreement shall be specifically conditioned upon the fulfillment, to Buyer's satisfaction, or written waiver by Buyer of each of the following:


                    (i) At closing, Buyer shall acquire each Surviving
                Corporation through the Mergers set forth in Section 3, pursuant to which each Surviving Corporation shall become a wholly owned subsidiary of Buyer. The manner of acquisition of the Corporation shall be a reorganization under Section 368(a) of the Code and the regulations promulgated thereunder. On the closing date, Buyer shall deliver to Sellers shares of common stock of the Buyer as set forth in
                Section 5. Such shares will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption from registration based in part upon the representations of the Sellers below, and thus shall be "restricted securities," as that term is defined under Rule 144 promulgated by the SEC under the Securities Act, and shall be subject to the limitations on transfer set forth in Rule 502(d) promulgated under the Securities Act. Each stock certificate for the shares issued to Sellers shall have a legend printed thereon which refers to Rule 144 and states that the securities have not been registered under the Securities Act and cannot be transferred without registration under the Securities Act or an exemption therefrom. In connection with the foregoing, each Seller acknowledges and represents and warrants that:

                        (A) Such Seller is an "Accredited Investor," as that
                     term is defined in Rule 501(a) promulgated under the Securities Act;

                        (B) Such Seller understands the substantial risks
                     and uncertainties of an investment in the shares, including the risk that such Seller may not be able to readily liquidate an investment in the shares when desired, and such Seller has had ample opportunity to fully investigate and make inquiries of Buyer as to any facts or circumstances which may be material to the acquisition by Seller of the shares of Stock of Buyer pursuant to this Agreement and desires no further information from Buyer in connection therewith; and

                        (C) Such Seller is acquiring the shares to be issued
                     to him solely for his own account, as principal, for investment purposes only and not with a view to any "distribution" of the shares, as that term is used in the Securities Act.

                Together with the delivery of the stock to Sellers, the parties shall enter into an agreement at closing which will allow the Sellers to the extent they do not already have that right pursuant to the percentage ownership of stock they have, to appoint at least one member to the Boards of Directors of Buyer and North Florida Consulting, Inc., with the remainder of the Boards to be selected by all of the shareholders of Buyer in the manner provided in its Bylaws. This right of appointment shall exist for so long as Sellers own five percent or more of the outstanding shares of Buyer.

                    (ii) The determination by Buyer that the Businesses have obtained or are capable of obtaining, within a time period acceptable to Buyer, all of the permits, development approvals, governmental approvals or other regulatory actions which may be necessary to permit the construction, development and sale of the Properties constituting the Businesses in a manner consistent with the plans and specifications previously prepared for them by Sellers and presented to Buyer.

                    (iii) Satisfactory confirmation of anticipated presales, including reservations, together with confirmation of the deposits associated therewith, which may have been obtained for portions of the Properties which have been offered for sale to purchasers in the ordinary course of business.

                     (iv) The closing shall be further contingent upon the
                truth, satisfaction, and fulfillment of each and every one of the representations and warranties or other agreements of the parties contained within the terms of this Agreement.

                (d) Exchange at Closing.  At the closing, Buyer shall
            deliver to the Sellers, in such manner as the three Sellers shall direct at closing, certificates representing, in the aggregate, the total number of shares of common stock of the Buyer to be issued to the Sellers as set forth in Section 5(a), and the Sellers shall exchange and surrender to Buyer all certificates (properly endorsed for transfer or accompanied by corresponding irrevocable stock powers that have been duly executed) representing all issued and outstanding shares of capital stock of each Target Corp immediately prior to the Effective Time for the Merger with respect to such Target Corp, and all minute books and other corporate records and documents for each Target Corp, including all certificates representing any equity ownership interest that such Target Corp may hold in any other entity.

        (c) Section 5 of the Agreement is hereby amended and restated in its entirety to provide as follows:

            5. Merger Consideration by Buyer and Method of Payment. In consideration of Buyer's acquisition of the Corporation pursuant to the Mergers under this Agreement, Buyer shall issue the following consideration to the Sellers:

                Buyer shall issue to Sellers a total of the greater of Five
            Million (5,000,000) shares of the common stock of Buyer, or ninety-five percent (95%) of the number of shares owned by Larry White ("White Shares") at time of stock delivery to Sellers, which shall constitute the consideration value for the Corporation and shall be issued on the closing date as set forth in Section 4. Notwithstanding the foregoing, the White Shares shall not include any shares purchased by Larry White after the Effective Date on the open market. The White Shares shall include any stock acquired by Larry White by virtue of any stock splits, other than stock splits on purchased shares after the Effective Date. The parties hereto acknowledge that certain liabilities of the Corporation, as listed on Exhibits G and Exhibit H, which Exhibit H for purposes of this Agreement shall be a composite of the information set forth on Exhibits H-1, H-2 and H-3 attached hereto, and will not be satisfied prior to Closing and that Buyer is acquiring the Corporation subject to such liabilities of the Corporation. Buyer further acknowledges that transfer of certain portions of the Stock subject to such liabilities is conditioned on the approval of the holders of such liabilities. Buyer shall pay those liabilities described in Exhibit "R" within the time frames described thereon; and

        (d) The following subsections shall be added to the representations and warranties of Sellers under Section 12 of the Agreement:

            (ff) Authority of Target Corps. Each Target Corp is a Florida corporation and has all requisite corporate power and authority to enter into this Agreement, as amended, and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Target Corp of this Agreement, as amended, and the consummation by each Target Corp of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the respective Target Corp. This Agreement, as amended, has been duly executed and delivered by each Target Corp and constitutes a valid and binding agreement of each Target Corp, enforceable against each Target Corp in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally.

            (gg) Non-Contravention by Target Corps. The execution, delivery and performance by each Target Corp of this Agreement, as amended, and the consummation by each Target Corp of the transactions contemplated hereby do not and will not contravene or conflict with the articles of incorporation or bylaws of the respective Target Corp.

        (e) The following subsections shall be added to the representations and warranties of Buyer under Section 13 of the Agreement:

            (s) Organization and Standing of Merger Subs. Each Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Each Merger Sub is a first-tier wholly owned subsidiary of Buyer.

            (t) Authority of Merger Subs. Each Merger Sub has all requisite corporate power and authority to enter into this Agreement, as amended, and to consummate the transactions contemplated hereby.
        The execution, delivery and performance by each Merger Sub of this Agreement, as amended, and the consummation by each Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the respective Merger Sub. This Agreement, as amended, has been duly executed and delivered by each Merger Sub and constitutes a valid and binding agreement of each Merger Sub, enforceable against each Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally.

            (u) Non-Contravention by Merger Subs. The execution, delivery and performance by each Merger Sub of this Agreement, as amended, and the consummation by each Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the articles of incorporation or bylaws of the respective Merger Sub.

            (v) No Business Activities by Merger Subs. No Merger Sub has conducted any activities other than in connection with the organization of the respective Merger Sub, the negotiation and execution of this Agreement, as amended, and the consummation of the transactions contemplated hereby. No Merger Sub has any subsidiaries.

            (w) Acknowledgment of Redemption Agreement.   Buyer hereby
        acknowledges that Mike Adkinson  has entered into redemption
        agreements with the following Target Corps prior to closing:    LPG
        Inc.; Panhandle Development Inc; Emerald Beach Corporation; North Florida Consulting Inc.; Magnolia Landing Development Inc.; Sea Oats Properties Inc.; Sunshine Development Group Inc.; and Destin Parks Inc. Buyer hereby further acknowledges receipt of copies of the redemption agreements.

    2. Merger Subs and Target Corps are Parties. By executing this Amendment No. 2, each Merger Sub and each Target Corp. shall become a party to the Agreement.

    3. Remainder of Agreement Remains in Effect. Except as specifically set forth in this Amendment, the remainder of the Agreement not modified by this Amendment shall remain in full force and effect, without any amendment or modification thereto.

    4. Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, and signature pages may be delivered by telefax. [Remainder of page intentionally left blank]


    IN WITNESS WHEREOF, the parties to this Amendment No. 2 to the Agreement for Exchange of Corporate Stock have duly executed this Amendment effective as of the 7th day of November, 2001.


BUYER:

WHITEMARK HOMES, INC.,
a Colorado corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


MERGER SUBS:

WHITEMARK/LPG ACQUISITION CORPORATION,
a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/PANHANDLE ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/EMERALD ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/NFC ACQUISITION CORPORATION,
a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President



WHITEMARK/MAGNOLIA ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/SEA OATS ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/SUNSHINE ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/DESTIN ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/TOREL ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President


WHITEMARK/ALSTAR ACQUISITION CORPORATION, a Florida corporation

By: __/s/ LARRY WHITE___________________
    Larry White, President






SELLERS:


__/s/ MIKE ADKINSON___________________
Mike Adkinson


__/s/ WAYNE ADKINSON__________________
Wayne Adkinson


__/s/ CHAD ADKINSON____________________
Chad Adkinson



TARGET CORPS:

LPG INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


PANHANDLE DEVELOPMENT INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


EMERALD BEACH CORPORATION,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


NORTH FLORIDA CONSULTING INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


MAGNOLIA LANDING DEVELOPMENT INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


SEA OATS PROPERTIES INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


SUNSHINE DEVELOPMENT GROUP INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


DESTIN PARKS INC.,
a Florida corporation

By: __/s/ MIKE ADKINSON________________
    Mike Adkinson, President


TOREL INC.,
a Florida corporation

By: __/s/ WAYNE ADKINSON_______________
    Wayne Adkinson, President


ALSTAR DEVELOPMENT GROUP INC.,
a Florida corporation

By: __/s/ CHAD ADKINSON________________
    Chad Adkinson, President